October 18, 1996



Mutual Fund Trust
101 Park Avenue
New York, NY  10017


Re:	Mutual Fund Trust

     Vista Federal Money Market Fund
     Vista Treasury Plus Money Market Fund
     Vista 100% U.S. Treasury Securities Money
     Market Fund
     Vista U.S. Government Money Market Fund
     Vista Cash Management Fund
     Vista Prime Money Market Fund
     Vista Tax Free Money Market Fund
     Vista New York Tax Free Money Market Fund
     Vista California Tax Free Money Market Fund
     Vista Tax Free Income Fund
     Vista New York Tax Free Income Fund
     Vista California Intermediate Tax Free Income Fund

Registration No. 33-75250; ICA No. 811-8358
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Gentlemen:

     We have acted as special Massachusetts counsel to Mutual Fund Trust

("MFT"), a Massachusetts business trust currently consisting of the above-

referenced twelve series (the "Funds") in connection with the public offering of MFT's shares of beneficial interest, no par value (the "Shares"), and on various other general matters.  We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, MFT has registered an indefinite number of Shares under the Securities Act of 1933.  We further understand that, puruant to the provisions of Rule 24f-2, MFT is filing with the

Securities and Exchange Commission the Notice attached hereto making de-

finite the registration of Shares of the Funds sold in reliance upon Rule

24f-2 during the period ended August 31, 1996 such Shares having been reduced by the aggregate sales price of the Shares redeemed during the period ended

August 31, 1996.

     We have reviewed, insofar as they relate or pertain to each of the

Funds, MFT's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment

Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the "Registration Statement").  We have also examined originals or copies certified or otherwise identified to our satisfaction, of such documents, records and other instruments we have deemed necessary or appropriate for the purposes of this opinion.  For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares have been issued and sold in accordance with MFT's Declaration of Trust and

Registration Statement, the Shares which the Rule 24f-2 Notices attached hereto makes definite in number were legally issued, fully paid and non-

assessable.

      We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.

                                   Very truly yours,



                                    Peabody & Brown

MLZ/bjm
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